Exhibit 99.1

Contacts:
ACADIA Pharmaceuticals Inc.
Steve Davis, Interim Chief Executive Officer
Lisa Barthelemy, Director of Investor Relations
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS
FIRST QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, CA May 7, 2015 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in neurological and related central nervous system disorders, today announced its unaudited financial results for the first quarter ended March 31, 2015.

ACADIA reported a net loss of $40.4 million, or $0.40 per common share, for the first quarter of 2015 compared to a net loss of $17.8 million, or $0.19 per common share, for the first quarter of 2014. The net loss for the first quarter of 2015 included $14.5 million in non-cash stock-based compensation expense, including $9.0 million of non-cash stock-based compensation recognized in connection with the retirement of ACADIA’s former Chief Executive Officer. Non-cash stock-based compensation expense for the first quarter of 2014 totaled $3.2 million. At March 31, 2015, ACADIA’s cash, cash equivalents and investment securities totaled $297.9 million, compared to $322.5 million at December 31, 2014.

“We continue to make important progress in advancing NUPLAZID™ (pimavanserin) for Parkinson’s disease psychosis (PDP) toward registration and in preparing for the planned commercial launch of NUPLAZID in the United States,” said Steve Davis, ACADIA’s Interim Chief Executive Officer. “We remain on track with completing the preparation of manufacturing quality systems to support commercial manufacturing and supply and, as previously indicated, we plan to submit our NUPLAZID New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in the second half of 2015.”

“In addition, during the first quarter, we made significant strides in our foundational medical education efforts, including initiation of an important disease awareness campaign designed to increase dialog in the medical community regarding the needs of patients suffering from PDP. This initiative, together with a further expansion of our sales management team and medical affairs team, highlight the strong efforts we are putting behind addressing the significant unmet need represented by PDP.”

Research and development expenses increased to $16.3 million for the first quarter of 2015, including $2.4 million in stock-based compensation expense, from $11.7 million for the comparable quarter of 2014, including $1.0 million in stock-based compensation expense. This increase was partly due to an increase of $3.1 million in personnel and related costs and stock-based compensation expense associated with ACADIA’s expanded research and development organization. Also contributing to the quarter-over-quarter increase was an increase in external service costs of $1.5 million, primarily related to ongoing work to complete the preparation of manufacturing quality systems to support commercial manufacturing and supply of NUPLAZID.

General and administrative expenses increased to $24.3 million for the first quarter of 2015, including $12.2 million in stock-based compensation expense, from $6.3 million for the comparable quarter of 2014, including $2.2 million in stock-based compensation expense. This increase was due to increases in personnel and related costs and stock-based compensation expense of $14.2 million and increases in external services costs of $3.8 million. Contributing to the increase in personnel costs and stock-based compensation expense was $9.6 million in costs recognized in connection with the retirement of ACADIA’s former Chief Executive Officer, including $9.0 million of stock-based compensation expense. Excluding these costs, the increases in personnel costs and external services costs were largely related to ACADIA’s commercial preparations for the planned launch of NUPLAZID.

Conference Call and Webcast Information
ACADIA management will review its first quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 855-638-4820 for participants in the U.S. or Canada and 443-877-4067 for international callers (reference passcode 33769915).  A telephone replay of the conference call may be accessed through May 21, 2015 by dialing 855-859-2056 for callers in the U.S. or Canada and 404-537-3406 for international callers (reference passcode 33769915). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until May 21, 2015.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by NUPLAZID™ (pimavanserin), for which we have reported positive Phase III trial results in Parkinson’s disease psychosis and which has the potential to be the first drug approved in the United States for this disorder. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial in schizophrenia. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. All product candidates are small molecules that emanate from internal discoveries. ACADIA maintains a website at www.acadia-pharm.com to which we regularly post copies of our press releases as well as additional information and through which interested parties can subscribe to receive e-mail alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the timing of the submission of an NDA for NUPLAZID (pimavanserin) for the treatment of PDP; the potential for pimavanserin to be the first drug approved in the United States for PDP and the potential timing of such approval, if approved at all; the activities planned to be undertaken including preparation of manufacturing quality systems; ACADIA’s ongoing pre-commercial activities and plans to commercially launch NUPLAZID; and the progress, timing and results of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, including planned trials for pimavanserin. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development, approval, and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2014 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Collaborative revenues	$4	$30

Operating expenses
Research and development (includes stock-based compensation of $2,362 and $1,006, respectively)	16,295	11,668
General and administrative (includes stock-based compensation of $12,166 and $2,156, respectively)	24,261	6,320
Total operating expenses	40,556	17,988
Loss from operations	(40,552)	(17,958)
Interest income, net	177	130
Net loss	$(40,375)	$(17,828)
Net loss per common share, basic and diluted	$(0.40)	$(0.19)
Weighted average common shares outstanding, basic and diluted	100,197	92,968

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31, 2015	December 31, 2014(1)

Assets
Cash, cash equivalents and investment securities	$297,893	$322,486
Prepaid expenses, receivables and other current assets	2,006	2,132
Total current assets	299,899	324,618
Other non-current assets	2,064	840
Total assets	$301,963	$325,458
Liabilities and stockholders’ equity
Total liabilities	$16,869	$15,969
Stockholders’ equity	285,094	309,489
Total liabilities and stockholders’ equity	$301,963	$325,458

(1)     The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.